Exhibit 99.1

MARCUS & MILLICHAP, INC. REPORTS RESULTS FOR

FIRST QUARTER 2019

CALABASAS, Calif., May 7, 2019 — (BUSINESS WIRE) — Marcus & Millichap, Inc. (the “Company”, “Marcus & Millichap”, “MMI”) (NYSE: MMI), a leading national brokerage firm specializing in commercial real estate investment sales, financing, research and advisory services, today reported financial results for the first quarter ended March 31, 2019.

First Quarter 2019 Highlights

•	Total revenues decreased by 7.9% to $160.7 million

•	Private Client Market segment brokerage revenue decreased by 9.4%

•	Middle Market and Larger Transaction Market segments combined brokerage revenue decreased by 12.2%, compared to growth of 44.3% in the same period last year

•	Financing fees increased by 41.2% to $13.7 million

•	Total salesforce grew by 150 professionals or 8.5% over the past 12 months

Hessam Nadji, President and CEO stated: “As we discussed on our last earnings call, MMI faced a particularly challenging quarter in light of Q1-2018’s revenue growth of 14% and earnings growth of 50% or 25% when tax adjusted. This was coupled with a reduced pipeline due to record closings in the fourth quarter of last year. At the same time, replenishing our pipeline has been gradual as investors take their time to secure more favorable financing amid falling interest rates driven by the Fed’s shift to a dovish stance in the past few months. This was also reflected in the broader market which had a 22% decline in sales transactions during the first quarter as reported by RCA. We also observed more investors opting to refinance which was a key factor behind the 41% jump in our financing revenues.”

Mr. Nadji continued, “Looking forward, we believe lower interest rates, solid real estate fundamentals, steady job growth and competitive yields will support a healthy real estate market environment. The entire MMI team is actively engaged in expanding marketing campaigns, increasing investor outreach and cross-marketing events to bring more buyers and sellers together. We are executing on a 48-year tradition of long-term growth achieved through helping clients execute successfully through changing market dynamics. While we continue to face a tough comparable given last year’s record results, we believe our consistent hiring, increased business development initiatives and active dialogue with additional acquisition targets will continue to generate long-term growth and shareholder value.”

First Quarter 2019 Results Compared to First Quarter 2018

Total revenues for the first quarter of 2019 were $160.7 million compared to $174.5 million for the same period in the prior year, decreasing by $13.8 million, or 7.9%. The change in total revenues was primarily driven by a 10.8% decline in real estate brokerage commissions, to $144.9 million and was partially offset by an increase in financing fees. The decrease in brokerage commissions was primarily due to lower year over year sales volume resulting from fewer transactions.

Total operating expenses for the first quarter of 2019 decreased by 5.7% to $142.4 million compared to $151.1 million for the same period in the prior year. The year over year change was primarily driven by a 9.8% decrease in cost of services, which are primarily variable commissions paid to the Company’s investment sales professionals and compensation-related costs in connection with our financing activities. Cost of services as a percent of total revenues fell to 57.1% compared to 58.2% in the same period in the prior year due to this quarter’s transaction size, mix and broker compensation. Traditionally, cost of services as a percent of total revenues is lower during the three-month period ended March 31 as certain investment professionals may earn additional commissions later in the year after meeting annual revenue thresholds.

Selling, general and administrative expenses for the first quarter of 2019 increased by 1.8% to $48.9 million compared to the same period in the prior year primarily due to higher costs associated with (i) sales operations support and promotional marketing expenses; (ii) expansion of existing offices and (iii) professional and other fees; which were partially offset by lower costs associated with (i) litigation costs; (ii) compensation related costs, including management performance compensation and (iii) stock-based compensation expense.

Net income for the first quarter of 2019 was $15.6 million, or $0.40 per common share (basic and diluted), compared to net income of $18.0 million, or $0.46 per common share (basic and diluted) for the same period in the prior year. Adjusted EBITDA for the first quarter of 2019 decreased by 15.6% to $23.2 million, compared to adjusted EBITDA of $27.4 million for the same period in the prior year. As of March 31, 2019, the Company had 1,919 investment sales and financing professionals.

Business Outlook

We believe that the Company is positioned to continue long-term growth by leveraging a number of factors. These include our leading national brand and market position within the Private Client Market segment, growth opportunities in the Middle Market and Larger Transaction Market segments, significant growth potential in our financing division, Marcus & Millichap Capital Corporation, and supplementing our organic growth with additional strategic acquisitions. The Company benefits from its experienced management team, infrastructure investments, industry-leading market research and proprietary technology. The size and fragmentation of the Private Client Market segment continues to offer long-term growth opportunities. This market segment consistently accounts for over 80% of commercial property sales transactions and over 60% of the commission pool and is highly fragmented. Top brokerage firms led by MMI have an estimated 24% share of this segment by transaction count. The Company’s growth plan also includes further expansion of investment brokerage services in office, industrial and various specialty property types such as hospitality, self-storage and seniors housing.

Key factors that may influence the Company’s business during the remainder of 2019 include:

•	Volatility in market sales and investor sentiment driven by:

•	Slowdown in market sales in the short- to mid-term in view of a maturing cycle, interest rate fluctuations, increasing bid-ask spread gap between buyers and sellers and economic trends

•	Possible boost to investor sentiment and sales activity based on economic initiatives which may increase real estate investor demand

•	Experienced agents’ larger share of revenue production in a more challenging market environment, resulting in a higher average commission payout

•	Volatility in the Company’s Middle and Larger Transaction Market segments

•	Global geopolitical uncertainty which may cause investors to refrain from transacting

•	The potential for feasible acquisition activity and subsequent integration

Conference Call Details

Marcus & Millichap will host a conference call today to discuss the results at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time. To participate in the conference call, callers from the United States and Canada should dial (877) 407-9208 ten minutes prior to the scheduled call time. International callers should dial (201) 493-6784. For those unable to participate during the live broadcast, a telephonic replay of the call will also be available from 5:00 p.m. Pacific Time/8:00 p.m. Eastern Time on Tuesday, May 7, 2019, through 8:59 p.m. Pacific Time/11:59 p.m. Eastern Time on Tuesday, May 21, 2019, by dialing (844) 512-2921 in the United States and Canada or (412) 317-6671 internationally and entering passcode 13689750.

About Marcus & Millichap, Inc.

Marcus & Millichap, Inc. is a leading national brokerage firm specializing in commercial real estate investment sales, financing, research and advisory services. As of March 31, 2019, the Company had over 1,900 investment sales and financing professionals in 80 offices who provide investment brokerage and financing services to sellers and buyers of commercial real estate. The Company also offers market research, consulting and advisory services to our clients. Marcus & Millichap closed 1,950 transactions for the three months ended March 31, 2019, with a sales volume of approximately $9.8 billion. For additional information, please visit www.MarcusMillichap.com.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements, including the Company’s business outlook for 2019 and beyond and expectations for market share growth. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

•	market trends in the commercial real estate market or the general economy;

•	our ability to attract and retain qualified managers, senior executives and investment sales and financing professionals;

•	the effects of increased competition on our business;

•	our ability to successfully enter new markets or increase our market share;

•	our ability to successfully expand our services and businesses and to manage any such expansions;

•	our ability to retain existing clients and develop new clients;

•	our ability to keep pace with changes in technology;

•	any business interruption or technology failure and any related impact on our reputation;

•	changes in interest rates, tax laws, including the Tax Cuts and Jobs Act, employment laws or other government regulation affecting our business; and

•	other risk factors included under “Risk Factors” in our most recent Annual Report on Form 10-K.

In addition, in this release, the words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “predict,” “potential,” “should” and similar expressions, as they relate to our company, our business and our management, are intended to identify forward-looking statements. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

Forward-looking statements speak only as of the date of this release. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

MARCUS & MILLICHAP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF NET

AND COMPREHENSIVE INCOME

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2019	2018
Revenues:
Real estate brokerage commissions	$144,937	$162,525
Financing fees	13,732	9,724
Other revenues	2,038	2,292

Total revenues	160,707	174,541

Operating expenses:
Cost of services	91,688	101,649
Selling, general and administrative expense	48,918	48,053
Depreciation and amortization expense	1,832	1,375

Total operating expenses	142,438	151,077

Operating income	18,269	23,464
Other income (expense), net	3,375	1,209
Interest expense	(349)	(360)

Income before provision for income taxes	21,295	24,313
Provision for income taxes	5,657	6,302

Net income	15,638	18,011

Other comprehensive income (loss):
Marketable securities, available-for-sale:
Change in unrealized gains (losses)	858	(492)
Less: reclassification adjustment for net gains included in other income (expense), net	(9)	—

Net change, net of tax of $288 and $(164) for the three months ended March 31, 2019 and 2018, respectively	849	(492)
Foreign currency translation (loss) gain, net of tax of $0 for each of the three months ended March 31, 2019 and 2018	(98)	39

Total other comprehensive income (loss)	751	(453)

Comprehensive income	$16,389	$17,558

Earnings per share:
Basic	$0.40	$0.46
Diluted	$0.40	$0.46
Weighted average common shares outstanding:
Basic	39,311	39,095
Diluted	39,515	39,250

MARCUS & MILLICHAP, INC.

KEY OPERATING METRICS SUMMARY

(Unaudited)

Total sales volume was $9.8 billion for the three months ended March 31, 2019, encompassing 1,950 transactions consisting of $7.1 billion for real estate brokerage (1,405 transactions), $1.5 billion for financing (388 transactions) and $1.2 billion in other transactions, including consulting and advisory services (157 transactions). As of March 31, 2019, the Company had 1,813 investment sales professionals and 106 financing professionals. Key metrics for real estate brokerage and financing are as follows:

	Three Months Ended March 31,
Real Estate Brokerage	2019	2018
Average Number of Investment Sales Professionals	1,818	1,670
Average Number of Transactions per Investment Sales Professional	0.77	0.95
Average Commission per Transaction	$103,158	$102,539
Average Commission Rate	2.04%	2.05%
Average Transaction Size (in thousands)	$5,056	$4,994
Total Number of Transactions	1,405	1,585
Total Sales Volume (in millions)	$7,103	$7,915
	Three Months Ended March 31,
Financing (1)	2019	2018
Average Number of Financing Professionals	106	91
Average Number of Transactions per Financing Professional	3.66	3.56
Average Fee per Transaction	$33,541	$29,040
Average Fee Rate	0.89%	0.93%
Average Transaction Size (in thousands)	$3,763	$3,111
Total Number of Transactions	388	324
Total Financing Volume (in millions)	$1,460	$1,008

(1)	Operating metrics calculated excluding certain financing fees not directly associated to transactions.

The following table sets forth the number of transactions, sales volume and revenues by commercial real estate market segment for real estate brokerage:

	Three Months Ended March 31,
	2019			2018			Change
Real Estate Brokerage	Number	Volume	Revenues	Number	Volume	Revenues	Number	Volume	Revenues
		(in millions)	(in thousands)		(in millions)	(in thousands)		(in millions)	(in thousands)
<$1 million	201	$131	$5,288	245	$162	$6,868	(44)	$(31)	$(1,580)
Private Client Market ($1 - $10 million)	1,060	3,320	96,058	1,168	3,559	106,012	(108)	(239)	(9,954)
Middle Market (≥$10 - $20 million)	92	1,245	23,580	113	1,605	27,271	(21)	(360)	(3,691)
Larger Transaction Market (≥$20 million)	52	2,407	20,011	59	2,589	22,374	(7)	(182)	(2,363)

	1,405	$7,103	$144,937	1,585	$7,915	$162,525	(180)	$(812)	$(17,588)

MARCUS & MILLICHAP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except for shares and par value)

	March 31, 2019 (Unaudited)	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$198,132	$214,683
Commissions receivable	6,119	4,948
Prepaid expenses	8,833	7,904
Marketable securities, available-for-sale	121,059	137,436
Other assets, net	6,031	6,368

Total current assets	340,174	371,339
Prepaid rent	—	13,892
Property and equipment, net	19,937	19,550
Operating lease right-of-use assets, net	83,913	—
Marketable securities, available-for-sale	75,044	83,209
Assets held in rabbi trust	8,939	8,268
Deferred tax assets, net	20,428	22,959
Goodwill and other intangible assets, net	15,133	15,385
Other assets	39,948	31,778

Total assets	$603,516	$566,380

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and other liabilities	$13,175	$11,035
Notes payable to former stockholders	1,087	1,087
Deferred compensation and commissions	25,923	47,910
Income tax payable	7,603	4,486
Operating lease liabilities	17,358	—
Accrued bonuses and other employee related expenses	8,217	28,338

Total current liabilities	73,363	92,856
Deferred compensation and commissions	36,906	49,887
Notes payable to former stockholders	6,564	6,564
Operating lease liabilities	58,494	—
Deferred rent and other liabilities	2,097	7,499

Total liabilities	177,424	156,806

Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock, $0.0001 par value:
Authorized shares – 25,000,000; issued and outstanding shares – none at March 31, 2019, and December 31, 2018, respectively	—	—
Common stock, $0.0001 par value:
Authorized shares – 150,000,000; issued and outstanding shares – 39,042,434 and 38,814,464 at March 31, 2019 and December 31, 2018, respectively	4	4
Additional paid-in capital	97,587	97,458
Stock notes receivable from employees	(4)	(4)
Retained earnings	326,979	311,341
Accumulated other comprehensive income	1,526	775

Total stockholders’ equity	426,092	409,574

Total liabilities and stockholders’ equity	$603,516	$566,380

MARCUS & MILLICHAP, INC.

OTHER INFORMATION

(Unaudited)

Adjusted EBITDA Reconciliation

Adjusted EBITDA, which the Company defines as net income before (i) interest income and other, including net realized gains (losses) on marketable securities, available-for-sale and cash and cash equivalents, (ii) interest expense, (iii) provision for income taxes, (iv) depreciation and amortization, (v) stock-based compensation and (vi) non-cash mortgage servicing rights (“MSRs”) activity. The Company uses Adjusted EBITDA in its business operations to evaluate the performance of its business, develop budgets and measure its performance against those budgets, among other things. The Company also believes that analysts and investors use Adjusted EBITDA as a supplemental measure to evaluate its overall operating performance. However, Adjusted EBITDA has material limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under U.S. generally accepted accounting principles (“U.S. GAAP”). The Company finds Adjusted EBITDA as a useful tool to assist in evaluating performance because Adjusted EBITDA eliminates items related to capital structure, taxes and non-cash items. In light of the foregoing limitations, the Company does not rely solely on Adjusted EBITDA as a performance measure and also considers its U.S. GAAP results. Adjusted EBITDA is not a measurement of the Company’s financial performance under U.S. GAAP and should not be considered as an alternative to net income, operating income or any other measures calculated in accordance with U.S. GAAP. Because Adjusted EBITDA is not calculated in the same manner by all companies, it may not be comparable to other similarly titled measures used by other companies.

A reconciliation of the most directly comparable U.S. GAAP financial measure, net income, to Adjusted EBITDA is as follows (in thousands):

	Three Months Ended March 31,
	2019	2018
Net income	$15,638	$18,011
Adjustments:
Interest income and other (1)	(2,541)	(1,228)
Interest expense	349	360
Provision for income taxes	5,657	6,302
Depreciation and amortization	1,832	1,375
Stock-based compensation	2,341	2,613
Non-cash MSRs activity (2)	(117)	—

Adjusted EBITDA(3)	$23,159	$27,433

(1)	Other for the three months ended March 31, 2019 and 2018 includes net realized gains (losses) on marketable securities, available-for-sale.
(2)	Non-cash MSRs activity includes the assumption of servicing obligations.
(3)	The decrease in Adjusted EBITDA in 2019 compared to 2018 is primarily due to lower total revenues.

Tax Adjusted Net Income Reconciliation

Due to the enactment of the Tax Cuts and Jobs Act, the U.S. federal statutory corporate tax rate was reduced from 35% to 21% starting in 2018. For the three months ended March 31, 2017, the Company calculated tax adjusted net income using the effective income tax rate for the three months ended March 31, 2018 of 25.92%. The adjustment was made to illustrate what the growth rate would have been had the effective income tax rate been the same in both periods. A reconciliation of the most directly comparable U.S. GAAP financial measure, net income, to tax adjusted net income for the three months ended March 31, 2017 is as follows (in thousands):

	Three Months Ended March 31,		Change
	2018	2017	Percentage
Income before provision for income taxes	$24,313	$19,502	24.7%
Provision for income taxes	(6,302)	(7,502)	(16.0)

Net income	$18,011	$12,000	50.1%

Income before provision for income taxes	$24,313	$19,502	24.7%
Provision for income taxes (1)	(6,302)	(5,055)	(24.7)

Tax adjusted net income (1)	$18,011	$14,447	24.7%

(1)	Provision for income taxes for the three months ended March 31, 2017 was calculated using the effective income tax rate of 25.92% for the three months ended March 31, 2018.

Glossary of Terms

•	Private Client Market segment: transactions with values from $1 million to up to but less than $10 million

•	Middle Market segment: transactions with values from $10 million to up to but less than $20 million

•	Larger Transaction Market segment (previously Institutional Market segment): transactions with values of $20 million and above

•	Acquisitions: acquisitions of teams and/or acquisitions as business combinations under accounting standards